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As Filed with the Securities and Exchange Commission on March 19, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
Registration Statement Under
The Securities Act of 1933

TCF FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	41-1591444 (I.R.S. Employer Identification No.)

200 Lake Street East, Mail Code EX0-03-A, Wayzata, MN 55391-1693
(Address of principal executive offices, including Zip Code)

TCF Employees Stock Purchase Plan
Supplemental Employees Retirement Plan
(Full Title of Plans)

Diane O. Stockman
General Counsel for Corporate Affairs
TCF Financial Corporation
200 Lake Street East, MAILCODE EX0-03-A
Wayzata, MN 55391-1693
(952) 475-7054
(Name, address and telephone number of agent for service)

Calculation Of Registration Fee

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee

Common stock, $.01 par value(1)	1,000,000 shares(2)	$50.00(3)	$50,000,000(3)	$6,335.00

(1)
Includes Preferred Share Purchase Rights to purchase Series A Junior Participating Preferred Stock that currently are not separable from the common stock and are not exercisable.
(2)
The number of shares registered represents the number of additional shares estimated to be used for the plans over the next three to five years. Pursuant to Rule 416 under the Securities Act of 1933 this statement also covers any additional securities that may be issued as a result of stock splits, stock dividends or similar transactions. In addition, pursuant to Rule 416(c) this statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.
(3)
Pursuant to Rule 457(c), the per share price is estimated, solely for the purpose of determining the registration fee, based upon the average of the high and low prices for such TCF common stock, par value $.01, reported on the New York Stock Exchange on March 16, 2004.

This registration statement shall become effective immediately upon filing with the Securities and Exchange Commission in accordance with Section 8(a) of the Securities Act of 1933 and Rule 462 thereunder.

STATEMENT OF INCORPORATION

This statement relates to registration of additional securities of the same class for which a registration statement filed on Form S-8 relating to the Plans is effective. Accordingly, pursuant to Instruction E, the contents of the following registration statements are hereby incorporated by reference: Registration No. 333-72394 filed on October 29, 2001, Registration No. 33-57633, filed on February 8, 1995, Registration No. 33-43030 filed on September 30, 1991 and Registration No. 33-14203 filed on November 27, 1987, for the TCF Employees Stock Purchase Plan (f/k/a TCF Employees Stock Ownership Plan 401-(k)).

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5. Interests of Named Experts and Counsel.

Diane O. Stockman, General Counsel for Corporate Affairs of the Company, who has passed upon the legality of the securities offered hereby, is eligible for participation in both of the plans.

Item 8. Exhibits

EXHIBITS

Exhibit Number	Description	Sequentially Numbered Page
5	Opinion of Diane O. Stockman, Vice President/General Counsel for Corporate Affairs of TCF Financial Corporation as to the legality of TCF Common Stock	1
23	Consent of KPMG LLP	2
24	Power of Attorney	3

The TCF Employees Stock Purchase Plan has received a favorable determination letter from the Internal Revenue Service ("IRS") on its qualified plan status under Internal Revenue Code section 401(a). TCF Financial Corporation will submit or has submitted the TCF Employees Stock Purchase Plan and any amendment thereto to the IRS in a timely manner and has made or will make all changes required by the IRS in order for it to continue to qualify.

SIGNATURES

The Registrant.    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayzata, State of Minnesota on March 18, 2004.

TCF FINANCIAL CORPORATION
/s/ William A. Cooper
By:	William A. Cooper Chairman of the Board and Chief Executive Officer
/s/ Neil W. Brown
By:	Neil W. Brown Chief Financial Officer, Treasurer and Executive Vice President (Chief Financial Officer)
/s/ David M. Stautz
By:	David M. Stautz Senior Vice President, Controller and Assistant Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

William A. Cooper, Chairman, Chief Executive Officer and Director*	Lynn A. Nagorske, President and Director *
Robert E. Evans, Director*	George G. Johnson, Director*
Peter L. Scherer, Director*	Gerald A. Schwalbach, Director*
Ralph Strangis, Director*
* /s/ Gregory J. Pulles Gregory J. Pulles, Attorney-in-fact pursuant to Power of Attorney attached as Exhibit 24.	Date: March 18, 2004

Pursuant to the requirements of the Securities Act of 1933, the Company (which administers the plan) has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayzata, State of Minnesota on the 18th day of March, 2004.

TCF Employees Stock Purchase Plan, TCF Financial Corporation as Plan Administrator
By:	/s/ David M. Stautz David M. Stautz, Senior Vice President, Controller and Assistant Treasurer

Pursuant to the requirements of the Securities Act of 1933, the Company (which administers the plan) has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayzata, State of Minnesota on the 18th day of March, 2004.

Supplemental Employees Retirement Plan, TCF Financial Corporation as Plan Administrator
By:	/s/ David M. Stautz David M. Stautz, Senior Vice President, Controller and Assistant Treasurer

TCF FINANCIAL CORPORATION AND SUBSIDIARIES
INDEX TO EXHIBITS
FOR FORM S-8

Exhibit Number	Description	Sequentially Numbered Page
5	Opinion of Diane O. Stockman, Vice President/General Counsel for Corporate Affairs of TCF Financial Corporation as to the legality of TCF Common Stock	1
23	Consent of KPMG LLP	2
24	Power of Attorney	3

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STATEMENT OF INCORPORATION
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
TCF FINANCIAL CORPORATION AND SUBSIDIARIES INDEX TO EXHIBITS FOR FORM S-8